EXHIBIT 10.19

THIRD AMENDMENT

TO THE

ARKANSAS BEST CORPORATION 2005 OWNERSHIP INCENTIVE PLAN

(as Amended and Restated)

WHEREAS, the Company’s board adopted the Arkansas Best Corporation 2005 Ownership Incentive Plan (the “Plan”) as of February 24, 2005; and

WHEREAS, Section Nineteen of the Plan authorizes the Board of Directors of the Company (the “Board”), the Compensation Committee of the Board or another committee of two or more directors as established by the Board to administer the Plan to amend the Plan from time to time;

WHEREAS, effective May 1, 2014 the Company has changed its name from Arkansas Best Corporation to ArcBest Corporation;

WHEREAS, the executive officers of the Company desire to amend the Plan so that the Plan name and references to the Company are consistent with the change in name;

NOW, THEREFORE, effective May 1, 2014, the Company amends the Plan as follows:

1.

The name of the Plan shall be changed to the ArcBest Corporation 2005 Ownership Incentive Plan and references to the Arkansas Best Corporation 2005 Ownership Incentive Plan shall be changed accordingly.

2.	The name of the Company shall be changed to ArcBest Corporation and all references to the Arkansas Best Corporation shall be changed accordingly.

4840-3927-4778.2